Exhibit 23(c)

            CONSENT OF WATKINS LUDLAM WINTER & STENNIS, P.A.

                              January 20, 1998


     We consent to the filing of our November 3, 1998 opinion as Exhibit 5 to the Registration Statement and the form of our tax opinion as Exhibit 8 to the Registration Statement, and to the use of our name in the Proxy Statement comprising Part I of the Registration Statement.

                                       WATKINS LUDLAM WINTER & STENNIS, P.A.



                                       By: /s/ L. Keith Parsons
                                           ---------------------------------
                                            L. Keith Parsons, Shareholder